UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2015

Q2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36350 (Commission File Number)	20-2706637 (IRS Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(512) 275-0072
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Not Applicable

(Former name or former address, if changed since last report)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On February 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Q2 Holdings, Inc. (the “Company”) approved base salaries for the Company’s named executive officers for the fiscal year ended December 31, 2015, effective January 1, 2015. On February 20, 2015 the Committee also approved target bonus payments to apply under the Company’s 2015 Bonus Plan for executive officers for the fiscal year ended December 31, 2015. The 2015 Bonus Plan, once approved, will provide for the payment of cash bonuses to certain of the Company’s executive officers, including the Company’s named executive officers, based upon achievement of established performance measures and payout formulas determined by the Committee.

The new base salaries and target bonus payments as a percentage of the base salary for each of our named executive officers established by the Committee are set forth in the following table:

Named Executive Officer	Base Salary	Target Bonus as % of Base Salary
Matthew P. Flake President and Chief Executive Officer	$395,000	76%
Jennifer N. Harris Chief Financial Officer	294,000	55%
Adam D. Anderson Executive Vice President and Chief Technology Officer	270,000	50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

February 26, 2014	/s/ Jennifer N. Harris Jennifer N. Harris Chief Financial Officer